GRANT  THORNTON  LLP
CHARTERED  ACCOUNTANTS
MANAGEMENT  CONSULTANTS
Canadian  Member  Firm  of
Grant  Thornton  International






We have issued our reports dated March 13, 2001, accompanying the financial statements and schedules of e-VideoTV, Inc. contained in the Registration
Statement and Prospectus on Form SB-2. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus on Form SB-2, and to the use of our name as it appears under the caption "Experts."


/s/  Grant  Thornton  LLP


CHARTERED  ACCOUNTANTS




August  13,  2001
Vancouver,  Canada


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